EXHIBIT 10.43
THIRD AMENDMENT
TO EMPLOYMENT AGREEMENT
     This Third Amendment (“Third Amendment”) to the Employment Agreement dated June 1, 2000 by and between TIME WARNER ENTERTAINMENT COMPANY, L.P., a subsidiary of Time Warner Cable Inc., and Mike LaJoie (the “Employment Agreement”) is made effective as of January 1, 2010.
     Each of the parties hereto, intending to be legally bound, hereby agrees that the Employment Agreement shall be amended as follows:
1.	Section 2.2 of the Employment Agreement shall be amended by: (a) deleting each reference to “and Time Warner Inc.’s (“TWI”)” and “and TWI”, and (b) replacing the reference to “TWI’s Statement of Corporate Policy and Compliance Program Manual” with “the Company’s Standards of Business Conduct”.
     2.      Section 2.3 of the Employment Agreement shall be amended by deleting the words “is considered” and replacing them with the words “continues to be treated as”.
     3.      Section 3.5 of the Employment Agreement shall be amended by deleting the words “By-Laws of Time Warner Inc. and the Partnership Agreement of Time Warner Entertainment Company, L.P.” and replacing them with the following:
“Certificate of Incorporation and By-Laws of the Company and the applicable indemnification provisions contained in the Time Warner Entertainment Company, L.P. Agreement of Limited Partnership, dated October 29, 1991, as amended”
     4.      Section 4 of the Employment Agreement shall be amended by deleting the words “and upon such termination to make an election”.
     5.      Section 4.2.2 of the Employment Agreement shall be amended by adding the following phrase at the end of the second sentence:
“; provided that, the portion of the Annual Bonus payment related to active service in the year that Executive’s termination of employment occurs, shall be calculated based on the actual performance of the Company and Executive (and Region if applicable), whereas the Executive’s individual performance score shall be equal to the Company’s performance score (and the Region’s performance score if applicable).”

     6.      Section 4.11.1 of the Employment Agreement shall be amended by adding a new Section 4.11.1.3 as follows:
“4.11.1.3. If the commencement of the Transition Period is determined to be a separation from service (within the meaning of Section 409A of the Code), any Annual Bonus payment (1) related to the year that Executive’s separation from service occurs, but excluding any portion of such year identified as the Transition Period, shall be calculated based on the actual performance of the Company and Executive (and Region if applicable), whereas the Executive’s individual performance score shall be equal to the Company’s performance score (and the Region’s performance score if applicable), and (2) related to the Transition Period, shall be calculated based on the greater of the Executive’s Target Bonus and the average of the two most recent full year Annual Bonuses. All payments of bonuses pursuant to this subsection shall be made at the times set forth in Section 3.2”
     7.      Sections 5 and 6 of the Employment Agreement shall be amended by deleting the following parenthetical:
“(subject to the proviso set forth in Section 4.2.1(b))”
     8.      Section 8.1.4 of the Employment Agreement shall be amended by deleting the term “Affiliated Person” in the last sentence and replacing it with the following:
“entity for which the Executive serves or expects to serve as an Affiliated Person.”
     9.      Section 10.1 of the Employment Agreement shall be amended by deleting the address “290 Harbor Drive, Stamford, Connecticut 06902-6732” and replacing it with the following address: “60 Columbus Circle, New York, New York 10023”.
     10.      Section 11.14.2 of the Employment Agreement shall be amended to delete the first sentence in its entirety and replace it with the following sentence:

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“The parties agree that the arbitration hearing pursuant to this Section 11.14 shall take place in New York, New York.”
     11.      The parties agree that Exhibit A of the Employment Agreement (form of Release) shall be appropriately modified, if and when applicable, to reflect the foregoing amended terms of the Employment Agreement.
     Except as expressly provided in this Third Amendment, all other provisions of the Employment Agreement, as amended, shall remain in full force and effect.
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Signatures on following page.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be duly executed effective as of the date first written above.

TIME WARNER ENTERTAINMENT COMPANY, L.P., a subsidiary of Time Warner Cable Inc.

By:	/s/ Tomas Mathews	December 18, 2009

	Tomas Mathews	Date
Executive Vice President, Human Resources

Agreed and Accepted:

EXECUTIVE

By:	/s/ Mike LaJoie	December 18, 2009

	Mike LaJoie	Date

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